UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2022

SCIENTIFIC GAMES CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	001-11693	81-0422894
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6601 Bermuda Road, Las Vegas, NV 89119
(Address of registrant’s principal executive office)

(702) 897-7150
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $.001 par value	SGMS	The NASDAQ Stock Market LLC
Preferred Stock Purchase Rights		The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

         ☐          Emerging growth company

☐          If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 2.02. Results of Operations and Financial Condition.

The information set forth in Item 7.01 below is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

As previously announced, on October 27, 2021, Scientific Games Corporation (the “Company” or “Scientific Games”) entered into a definitive agreement to sell its Lottery business (“SG Lottery”) to BCP Acquisitions LLC, an affiliate of Brookfield Business Partners L.P. (together with its institutional partners, “Brookfield”).  Brookfield intends to finance part of the purchase price of SG Lottery with cash available under new credit facilities and the proceeds from a private offering of senior notes (collectively, the “Financings”).

In connection with the Financings, the Company anticipates disclosing the following preliminary estimated SG Lottery results of operations to potential lenders and investors.

Certain Preliminary Estimated Results of SG Lottery for the Quarter Ended December 31, 2021

The preliminary estimated unaudited net revenues and adjusted operating income of SG Lottery for the quarter ended December 31, 2021 are set forth below.  These preliminary estimated unaudited financial results are based solely on information available to the Company as of the date of this current report and are not a comprehensive statement of SG Lottery’s financial or operating results for the quarter ended December 31, 2021.  SG Lottery’s actual results remain subject to the completion of normal quarter-end accounting processes and procedures.  During the course of the Company’s review process, items may be identified that would require the Company to make adjustments, which could result in material changes to these preliminary estimated unaudited financial results.  These preliminary estimated unaudited financial results should not be considered a substitute for full financial statements prepared in accordance with accounting principles generally accepted in the United States (“GAAP”).

The preliminary financial data included in this current report has been prepared by, and is the responsibility of, the Company’s management.  The Company’s external auditors have not audited, reviewed, compiled, or applied agreed-upon procedures with respect to the preliminary financial data.  Accordingly, the Company’s external auditors do not express any opinion or any other form of assurance with respect thereto.

The Company estimates that SG Lottery’s net revenues for the quarter ended December 31, 2021 will be between $265 million and $275 million, compared to $256 million for the quarter ended December 31, 2020, representing an expected increase of approximately 4% to 7%.

The Company estimates that SG Lottery’s adjusted operating income for the fiscal quarter ended December 31, 2021 will be between $110 million and $115 million, compared to $99 million for the fiscal quarter ended December 31, 2020, representing an expected increase of between 11% and 16%.

Reconciliation of Adjusted Operating Income to Operating Income

Adjusted operating income is a non-GAAP financial measure.  The following table presents a reconciliation of adjusted operating income to operating income, the most comparable GAAP financial measure, for the quarter ended December 31, 2021. See “Non-GAAP Financial Measures” below for additional information.

	For the quarter ended December 31, 2021		For the quarter ended December 31, 2020
	(estimated)		(actual)
(in millions)	Low	High
Operating income	$70	$75	$68
Depreciation and amortization	15	15	15
Restructuring and other	3	3	2
EBITDA from equity investments(1)	19	19	12
Stock-based compensation	3	3	2
Adjusted operating income(2)	$110	$115	$99

Notes:

1.
EBITDA from equity investments represents SG Lottery’s share of earnings (loss) (whether or not distributed to SG Lottery) before income tax expense, depreciation and amortization expense, and interest (income) expense, net of SG Lottery’s joint ventures and minority investees. EBITDA from equity investments is a non-GAAP financial measure. A reconciliation of EBITDA from equity investments to earnings (loss) of equity investments, the most comparable GAAP financial measure, is as follows:

	For the quarter ended December 31, 2021	For the quarter ended December 31, 2020
(in millions)	(estimated)	(actual)
Earnings (loss) of equity investments	$7	$(3)
Income tax expense	3	2
Depreciation, amortization and impairments	10	8
Interest income, net and other	(1)	5
EBITDA from equity investments	$19	$12

2.
Adjusted operating income is calculated as follows: Operating income plus: (i) depreciation and amortization, (ii) stock-based compensation, (iii) restructuring and other and (iv) EBITDA from equity investments.

Basis of Presentation

The financial data contained in this communication with respect to SG Lottery is not and does not purport to be prepared on a basis consistent with the basis of the Company’s previously disclosed financial data of its lottery segment. Rather, the historical financial data of SG Lottery has been derived from the consolidated financial statements and accounting records of the Company using the historical results of operations as if SG Lottery operated on a stand-alone basis during the periods presented, and was prepared in accordance with GAAP. The historical financial data of SG Lottery includes the revenues and expenses that are specifically identifiable to SG Lottery. In addition, the historical financial data of SG Lottery includes certain costs that have been allocated from the Company, which relate to certain corporate functions and shared services performed by the Company. These expenses have been allocated to SG Lottery on the basis of direct usage when identifiable, with the remainder allocated on the basis of revenues, operating expenses, headcount or other relevant measures.

Forward-Looking Statements

In this current report, Scientific Games makes “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “will,” “may,” “expect,” “intended,” “forecast,” and “should.” These statements are based upon management’s current expectations, assumptions and estimates and are not guarantees of timing, future results or performance. Therefore, you should not rely on any of these forward-looking statements as predictions of future events. Actual results may differ materially from those contemplated in these statements due to a variety of risks, uncertainties and other factors, including those factors described in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including Scientific Games’ current reports on Form 8-K, quarterly reports on Form 10-Q and its latest annual report on Form 10-K filed with the SEC on March 1, 2021 (including under the headings “Forward-Looking Statements” and “Risk Factors”). Forward-looking statements speak only as of the date they are made and, except for Scientific Games’ ongoing obligations under the U.S. federal securities laws, Scientific Games undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

The non-GAAP financial measures included in this current report are presented as supplemental disclosures with respect to SG Lottery.  They should not be considered in isolation of, as a substitute for, or superior to, the financial information prepared in accordance with GAAP, and should be read in conjunction with the Company’s financial statements. The definitions of these non-GAAP financial measures may differ from similarly titled measures presented by other companies or those that the Company has presented in other contexts.

No Offer

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there by any sale of securities in any jurisdiction in which any such offer, solicitation or sale would be unlawful. Securities may not be offered or sold, directly or indirectly, in the United States unless they have been registered under the Securities Act of 1933, as amended (the “Securities Act”), or are offered and sold pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable state securities laws.

The information contained in this Item 7.01 is furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and such information shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCIENTIFIC GAMES CORPORATION

Date: January 25, 2022	By:	/s/ Constance P. James
		Name:	Constance P. James
		Title:	Executive Vice President, Chief Financial Officer, Treasurer and Corporate Secretary